Exhibit 99

For Immediate Release | jULY 27, 2015

Media Contact: Robert Hainey
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com

Investor Contact: Donna Kinzel
Office 302-429-3004 | donna.kinzel@pepcoholdings.com

701 Ninth St., NW Washington, DC 20068 pepcoholdings.com NYSE: POM

Pepco Holdings Reports Second-Quarter 2015 Financial Results

Pepco Holdings, Inc. (NYSE: POM) today reported second quarter and six months ended June 30, 2015 consolidated earnings as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Income (GAAP)
Net Income ($ in millions)	$53	$53	$106	$128
Earnings Per Share	$0.21	$0.21	$0.42	$0.51

Adjusted Net Income (Non-GAAP)
Adjusted Net Income ($ in millions)	$57	$71	$118	$146
Adjusted Earnings Per Share	$0.23	$0.28	$0.47	$0.58

“Our goals remain unchanged. We are committed to system reliability and ongoing improvement of the customer experience as we move forward with our pending merger with Exelon,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “Increased operation and maintenance costs, primarily driven by the implementation of a new customer information system, impacted second quarter results.” Rigby added, “In May, both the Maryland and Delaware Public Service Commissions approved the proposed merger. We continue to expect the transaction to close in the third quarter of this year creating a stronger combined company that is better positioned to deliver value to our stakeholders.”

Pepco Holdings’ GAAP net income for each of the three month periods ended June 30, 2015 and 2014, was $53 million, or 21 cents per share. Excluding items that we believe are not representative of ongoing

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business operations, adjusted earnings for the second quarter of 2015 would have been $57 million, or 23 cents per share as compared to $71 million, or 28 cents per share for the same period in 2014.

The primary drivers of the decrease in adjusted net income (Non-GAAP) in the second quarter of 2015, as compared to the same quarter in 2014, were higher operation and maintenance expense (primarily due to the implementation of a new customer information system and increased distribution system maintenance) and higher depreciation expense from increased plant investment. Higher electric distribution revenue and default supply margins partially offset the decrease for the second quarter.

For the six months ended June 30, 2015, Pepco Holdings’ GAAP earnings were $106 million, or 42 cents per share, as compared to net income of $128 million, or 51 cents per share for the six months ended June 30, 2014. Excluding items that we believe are not representative of ongoing business operations, adjusted earnings for the six months ended June 30, 2015 would have been $118 million, or 47 cents per share as compared to $146 million, or 58 cents per share for the same period in the prior year.

The decrease in adjusted net income (Non-GAAP) for the six months ended June 30, 2015, as compared to the 2014 period, was driven by higher operation and maintenance expense (primarily related to the implementation of a new customer information system and increased distribution system maintenance), higher depreciation expense from increased plant investment and higher interest expense. Higher electric distribution and network transmission revenue (primarily due to higher rates from increased infrastructure investment, as well as higher usage and favorable weather) partially offset the decrease for the period.

Non-GAAP Financial Information

Management believes the adjusted net income and related per share data are representative of Pepco Holdings’ ongoing business operations. Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors. The presentation of adjusted net income and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

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Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income (Millions of dollars)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reported (GAAP) Net Income	$53	$53	$106	$128
Adjustments (after-tax):
• Incremental merger-related transaction costs	3	14	9	14
• Incremental merger-related integration costs	1	4	3	4
Adjusted Net Income (Non-GAAP)	$57	$71	$118	$146

Earnings per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reported (GAAP) Earnings per Share	$0.21	$0.21	$0.42	$0.51
Adjustments (after-tax):
• Incremental merger-related transaction costs	0.01	0.06	0.03	0.06
• Incremental merger-related integration costs	0.01	0.01	0.02	0.01
Adjusted Earnings per Share (Non-GAAP)	$0.23	$0.28	$0.47	$0.58

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using a composite income tax rate of approximately 40 percent. Most merger-related costs are not tax deductible.

Recent Events

Pepco Holdings – Exelon Merger

•	On May 19, 2015, the Delaware Public Service Commission approved the proposed merger agreement with Exelon Corporation (Exelon). An order approving the merger was issued by the Maryland Public Service Commission (MPSC) on May 15, 2015. Following the issuance of the Maryland order, the Maryland Office of People’s Counsel (OPC) and other parties filed petitions for judicial review in the Circuit Court of Queen Anne’s County, Maryland, seeking to appeal the MPSC order. On July 21, 2015, the OPC filed a motion in the same court requesting a stay of the MPSC order. Pepco Holdings believes the motion and appeals are without merit, and intends to vigorously oppose the motion and the appeals. The District of Columbia Public Service Commission (DCPSC) held evidentiary hearings related to the merger in March and April of 2015 and the record was closed on May 27, 2015. District of

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Columbia law does not impose a time limit on the DCPSC’s review of the merger application. The parties anticipate receiving final approval and closing the transaction in the third quarter of 2015.

Operations

•	Power Delivery electric sales were 11,279 gigawatt hours (GWh) in the second quarter of 2015, compared to 11,175 GWh for the same period in 2014. In the electric service territory, cooling degree days increased by 32 percent for the three months ended June 30, 2015, compared to the same period in 2014. Weather-adjusted electric sales were 10,916 GWh in the second quarter of 2015, compared to 11,136 GWh for the same period in the prior year.

•	Power Delivery electric sales were 23,876 GWh for the six months ended June 30, 2015 compared to 23,439 GWh for the six months ended June 30, 2014. In the electric service territory, cooling degree days increased by 32 percent for the six months ended June 30, 2015, compared to the same period in 2014. Weather-adjusted electric sales were 22,951 GWh for the six months ended June 30, 2015 compared to 22,945 GWh for the same period in 2014.

•	Pepco Holdings capital expenditures for the six months ended June 30, 2015 were $562 million. Due to the pending merger with Exelon, new rate cases have not been filed since March 2014, although capital expenditures and operation and maintenance expenses have continued or increased from levels in prior periods.

•	In the six months ended June 30, 2015, PES signed $26 million in energy efficiency contracts and $28 million in underground transmission construction contracts. PES signed $18 million in energy efficiency contracts and $41 million in underground transmission construction contracts for the same period in 2014.

Financing

•	On May 11, 2015, Delmarva Power issued $200 million of 30-year first mortgage bonds. The bonds bear interest at a fixed rate of 4.15 percent and are due on May 15, 2045. The net proceeds were used to repay outstanding commercial paper and for general corporate purposes.

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Further details regarding changes in consolidated earnings between 2015 and 2014 are provided in the schedules that follow. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors. Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. Through Pepco Energy Services, PHI also provides energy savings performance contracting services, underground transmission and distribution construction and maintenance services, and steam and chilled water under long-term contracts.

Forward-Looking Statements: Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 27, 2015, and in each Reporting Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015, and investors should refer to these risk factor sections and other statements. All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2015 / 2014

	Three Months Ended June 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2014 Earnings (loss) per share (GAAP) (1)	$0.29	$0.01	$(0.09)	$0.21

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	0.06	0.06
• Incremental merger-related integration costs	0.01	-	-	0.01

2014 Adjusted earnings (loss) per share (Non-GAAP)	0.30	0.01	(0.03)	0.28

Change from 2014 Adjusted earnings (loss) per share
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	0.01	-	-	0.01
- Rate Increases	0.01	-	-	0.01
• ACE Basic Generation Service (primarily unbilled revenue)	0.02	-	-	0.02
• Operation and Maintenance	(0.07)	-	-	(0.07)
• Depreciation and Amortization	(0.01)	-	-	(0.01)
Pepco Energy Services	-	-	-	-
Corporate and Other	-	-	-	-
Net Interest Expense	(0.01)	-	-	(0.01)

2015 Adjusted earnings (loss) per share (Non-GAAP)	0.25	0.01	(0.03)	0.23

2015 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.01)	(0.01)
• Incremental merger-related integration costs	(0.01)	-	-	(0.01)

2015 Earnings (loss) per share (GAAP) (4)	$0.24	$0.01	$(0.04)	$0.21

(1)	The 2014 weighted average number of diluted shares outstanding was 252 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)	The 2015 weighted average number of diluted shares outstanding was 254 million.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2015 / 2014

	Six Months Ended June 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2014 Earnings (loss) per share (GAAP) (1)	$0.60	$0.01	$(0.10)	$0.51

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	0.06	0.06
• Incremental merger-related integration costs	0.01	-	-	0.01

2014 Adjusted earnings (loss) per share (Non-GAAP)	0.61	0.01	(0.04)	0.58

Change from 2014 Adjusted earnings (loss) per share
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	0.02	-	-	0.02
- Rate Increases	0.07	-	-	0.07
- Other Distribution Revenue	0.02	-	-	0.02
• Network Transmission Revenue	0.01	-	-	0.01
• ACE Basic Generation Service (primarily unbilled revenue)	0.01	-	-	0.01
• Operation and Maintenance	(0.17)	-	-	(0.17)
• Depreciation and Amortization	(0.03)	-	-	(0.03)
• Other, net	(0.02)	-	-	(0.02)
Pepco Energy Services	-	(0.01)	-	(0.01)
Corporate and Other	-	-	-	-
Net Interest Expense	(0.02)	-	-	(0.02)
Income Tax Adjustments	-	0.02	(0.01)	0.01

2015 Adjusted earnings (loss) per share (Non-GAAP)	0.50	0.02	(0.05)	0.47

2015 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.03)	(0.03)
• Incremental merger-related integration costs	(0.02)	-	-	(0.02)

2015 Earnings (loss) per share (GAAP) (4)	$0.48	$0.02	$(0.08)	$0.42

(1)	The 2014 weighted average number of diluted shares outstanding was 251 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.04 per share.

(4)	The 2015 weighted average number of diluted shares outstanding was 254 million.

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SEGMENT INFORMATION

	Three Months Ended June 30, 2015
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$ 1,078	$ 63	$ (1)	$ 1,140
Operating Expenses (b)	940	62	(1)	1,001
Operating Income	138	1	-	139
Interest Expense	60	-	11	71
Other Income	12	-	-	12
Income Tax Expense (Benefit)	29	-	(2)	27
Net Income (Loss)	61	1	(9)	53
Total Assets	14,184	233	1,715	16,132
Construction Expenditures	$ 305	$ 2	$ 9	$ 316

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(1) million for Operating Revenue, $(3) million for Operating Expenses, $(1) million for Interest Expense and $(2) million for Interest and Dividend Income.
(b)	Includes depreciation and amortization expense of $157 million, consisting of $147 million for Power Delivery, zero for Pepco Energy Services and $10 million for Corporate and Other.

	Three Months Ended June 30, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$ 1,040	$ 79	$ (2)	$ 1,117
Operating Expenses (b)	881	77	8	966
Operating Income (Loss)	159	2	(10)	151
Interest and Dividend Income	-	-	1	1
Interest Expense	56	-	11	67
Other Income (Expense)	13	1	(1)	13
Income Tax Expense (Benefit)	45	1	(1)	45
Net Income (Loss)	71	2	(20)	53
Total Assets	13,471	297	1,302	15,070
Construction Expenditures	$ 253	$ 1	$ 17	$ 271

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(3) million for Operating Expenses, $1 million for Interest Expense and $(1) million for Interest and Dividend Income.
(b)	Includes depreciation and amortization expense of $132 million, consisting of $122 million for Power Delivery, $2 million for Pepco Energy Services and $8 million for Corporate and Other.

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SEGMENT INFORMATION – continued

	Six Months Ended June 30, 2015
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$ 2,391	$ 123	$ (3)	$ 2,511
Operating Expenses (b)	2,107	123	-	2,230
Operating Income (Loss)	284	-	(3)	281
Interest Expense	118	-	21	139
Other Income	21	-	-	21
Income Tax Expense (Benefit)	64	(5)	(2)	57
Net Income (Loss)	123	5	(22)	106
Total Assets	14,184	233	1,715	16,132
Construction Expenditures	$ 546	$ 2	$ 14	$ 562

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(3) million for Operating Revenue, $(5) million for Operating Expenses, $(2) million for Interest Expense and $(4) million for Interest and Dividend Income.
(b)	Includes depreciation and amortization expense of $316 million, consisting of $294 million for Power Delivery, $1 million for Pepco Energy Services and $21 million for Corporate and Other.

	Six Months Ended June 30, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$ 2,312	$ 139	$ (4)	$ 2,447
Operating Expenses (b)	1,984	137	2	2,123
Operating Income (Loss)	328	2	(6)	324
Interest and Dividend Income	-	-	1	1
Interest Expense	111	-	21	132
Other Income	25	1	-	26
Income Tax Expense (Benefit)	92	1	(2)	91
Net Income (Loss)	150	2	(24)	128
Total Assets	13,471	297	1,302	15,070
Construction Expenditures	$ 517	$ 1	$ 35	$ 553

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(4) million for Operating Expenses and $(1) million for Interest and Dividend Income.
(b)	Includes depreciation and amortization expense of $265 million, consisting of $246 million for Power Delivery, $4 million for Pepco Energy Services and $15 million for Corporate and Other.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(millions of dollars, except per share data)

Operating Revenue	$1,140	$1,117	$2,511	$2,447

Operating Expenses
Fuel and purchased energy	452	463	1,071	1,077
Other services cost of sales	49	61	94	107
Other operation and maintenance	248	221	515	437
Depreciation and amortization	157	132	316	265
Other taxes	104	102	213	206
Deferred electric service costs	(9)	(13)	21	31

Total Operating Expenses	1,001	966	2,230	2,123

Operating Income	139	151	281	324

Other Income (Expenses)
Interest and dividend income	-	1	-	1
Interest expense	(71)	(67)	(139)	(132)
Other income	12	13	21	26

Total Other Expenses	(59)	(53)	(118)	(105)

Income Before Income Tax Expense	80	98	163	219

Income Tax Expense	27	45	57	91

Net Income	$53	$53	$106	$128

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	253	251	253	251

Weighted average shares outstanding – Diluted (millions)	254	252	254	251

Basic and Diluted earnings per share	$0.21	$0.21	$0.42	$0.51

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2015	December 31, 2014
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 34	$ 14
Restricted cash equivalents	13	25
Accounts receivable, less allowance for uncollectible accounts of $48 million and $40 million, respectively	956	782
Inventories	150	141
Deferred income tax assets, net	47	50
Income taxes and related accrued interest receivable	12	9
Prepaid expenses and other	79	63

Total Current Assets	1,291	1,084

OTHER ASSETS
Goodwill	1,406	1,407
Regulatory assets	2,310	2,409
Income taxes and related accrued interest receivable	81	81
Restricted cash equivalents	14	14
Other	165	166

Total Other Assets	3,976	4,077

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,787	15,465
Accumulated depreciation	(4,922)	(4,959)

Net Property, Plant and Equipment	10,865	10,506

TOTAL ASSETS	$ 16,132	$ 15,667

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2015	December 31, 2014
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$ 798	$ 729
Current portion of long-term debt and project funding	312	431
Accounts payable	172	174
Accrued liabilities	353	313
Capital lease obligations due within one year	11	10
Taxes accrued	47	41
Interest accrued	50	47
Liabilities and accrued interest related to uncertain tax positions	6	6
Other	284	314

Total Current Liabilities	2,033	2,065

DEFERRED CREDITS
Regulatory liabilities	355	343
Deferred income tax liabilities, net	3,330	3,266
Investment tax credits	15	16
Pension benefit obligation	437	396
Other postretirement benefit obligations	238	265
Liabilities and accrued interest related to uncertain tax positions	2	2
Other	194	193

Total Deferred Credits	4,571	4,481

OTHER LONG-TERM LIABILITIES
Long-term debt	4,848	4,441
Transition bonds issued by ACE Funding	148	171
Long-term project funding	4	8
Capital lease obligations	45	50

Total Other Long-Term Liabilities	5,045	4,670

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK
Series A preferred stock, $.01 par value, 18,000 shares authorized, 16,200 and 12,600 shares outstanding, respectively	165	129

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 253,436,046 and 252,728,684 shares outstanding, respectively	3	3
Premium on stock and other capital contributions	3,823	3,800
Accumulated other comprehensive loss	(42)	(46)
Retained earnings	534	565

Total Equity	4,318	4,322

TOTAL LIABILITIES AND EQUITY	$ 16,132	$ 15,667

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POWER DELIVERY SALES AND REVENUE

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2015	2014	2015	2014
Regulated T&D Electric Sales
Residential	3,816	3,616	9,393	8,672
Commercial and industrial	7,413	7,504	14,366	14,643
Transmission and other	50	55	117	124
Total Regulated T&D Electric Sales	11,279	11,175	23,876	23,439

Default Electricity Supply Sales
Residential	3,142	2,913	7,735	6,967
Commercial and industrial	1,308	1,254	2,739	2,562
Other	10	10	22	21
Total Default Electricity Supply Sales	4,460	4,177	10,496	9,550

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$206	$185	$435	$389
Commercial and industrial	264	256	514	482
Transmission and other	106	106	221	215
Total Regulated T&D Electric Revenue	$576	$547	$1,170	$1,086

Default Electricity Supply Revenue
Residential	$303	$276	$731	$659
Commercial and industrial	130	132	275	273
Other	31	43	79	138
Total Default Electricity Supply Revenue	$464	$451	$1,085	$1,070

Other Electric Revenue	$13	$14	$25	$31

Total Electric Operating Revenue	$1,053	$1,012	$2,280	$2,187

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	788	937	5,934	5,710
Commercial and industrial	943	907	3,675	3,540
Transportation and other	1,247	1,282	3,572	3,662
Total Regulated Gas Sales	2,978	3,126	13,181	12,912

Regulated Gas Revenue (Millions of dollars)
Residential	$11	$14	$65	$68
Commercial and industrial	9	9	34	38
Transportation and other	2	2	6	6
Total Regulated Gas Revenue	$22	$25	$105	$112

Other Gas Revenue	$3	$3	$6	$13

Total Gas Operating Revenue	$25	$28	$111	$125

Total Power Delivery Operating Revenue	$1,078	$1,040	$2,391	$2,312

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POWER DELIVERY – CUSTOMERS

	June 30, 2015	June 30, 2014

Regulated T&D Electric Customers (in thousands)
Residential	1,676	1,654
Commercial and industrial	199	199
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,877	1,855

Regulated Gas Customers (in thousands)
Residential	119	117
Commercial and industrial	10	9
Transportation and other	–	–
Total Regulated Gas Customers	129	126

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Heating Degree Days	309	381	3,004	3,009
20 Year Average	423	423	2,713	2,714
Percentage Difference from Average	(27%)	(10%)	11%	11%
Percentage Difference from Prior Year	(19%)		–

Cooling Degree Days	549	417	549	417
20 Year Average	388	390	390	392
Percentage Difference from Average	41%	7%	41%	6%
Percentage Difference from Prior Year	32%		32%

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PEPCO ENERGY SERVICES

Financial Information

(Unaudited)

(Millions of Dollars)	Three Months Ended June 30,
	2015	2014

Operating Revenues	$ 63	$ 79
Cost of Goods Sold	49	62
Gross Margin	14	17
Other Operation and Maintenance Expenses	13	13
Depreciation and Amortization	–	2
Operating Income	1	2
Other Income	–	1
Income Before Income Taxes	1	3
Income Tax Expense	–	1
Net Income (GAAP)	$ 1	$ 2

(Millions of Dollars)	Six Months Ended June 30,
	2015	2014

Operating Revenues	$ 123	$ 139
Cost of Goods Sold	95	109
Gross Margin	28	30
Other Operation and Maintenance Expenses	27	24
Depreciation and Amortization	1	4
Operating Income	–	2
Other Income	–	1
Income Before Income Taxes	–	3
Income Tax (Benefit) Expense	(5)	1
Net Income (GAAP)	$ 5	$ 2

(Millions of Dollars)	June 30,	December 31,
	2015	2014

Total Assets	$ 233	$ 244
Current Assets	144	146
Property, Plant and Equipment	29	30
Other Assets	60	68

Total Liabilities	$ 76	$ 90
Current Liabilities	55	64
Long-Term Liabilities	21	26

Equity	$ 157	$ 154

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